Page 35 of 35 Pages

                        MEMORANDUM TO BOARD OF DIRECTORS


                                                                   March 5, 1998

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Memorandum to the Board of Directors
 of Presidio Capital Corp. ("PCC")



               The undersigned hereby withdraw their request pursuant to their Memorandum to the Board of Directors of PCC dated August 20, 1997 that Jeffrey
H. Aronson and Thomas L. Kempner be appointed as directors of PCC.



               Very truly yours,

               /s/ Angelo, Gordon & Co., L.P.
               ---------------------------------
               Angelo, Gordon & Co., L.P.


               /s/ M.H. Davidson & Company
               ---------------------------------
               M.H. Davidson & Company